Exhibit 10.3

RLI CORP.

Omnibus Stock Plan

Non-Statutory Stock Option Agreement

Name of Optionee:

Number of Shares Covered:	Date of Grant:

Exercise Price Per Share:	Expiration Date:

Exercise Schedule (Cumulative):

Date(s) of Exercisability	Number of Shares as to Which Option Becomes Exercisable

This is a Non-Statutory Stock Option Agreement (the “Agreement”) between RLI Corp., an Illinois corporation (the “Company”), and the optionee identified above (the “Optionee”) effective as of the date of grant specified above.

Background

A.            The Company maintains the RLI Corp. Omnibus Stock Plan (the “Plan”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Plan.

B.            Under the Plan, the Executive Resources Committee of the Board of Directors of the Company (the “Committee”) administers the Plan and has the authority to determine the awards to be granted under the Plan.

C.            The Committee has determined that the Optionee is eligible to receive an award under the Plan in the form of a non-statutory stock option (the “Option”).

D.            The Company hereby grants the Option to the Optionee under the terms and conditions as follows.

Terms and Conditions

1.                                      Grant. The Optionee is granted the Option to purchase the number of shares of common stock of the Company (the “Shares”) specified at the beginning of this Agreement.

2.                                      Exercise Price. The price to the Optionee of each Share subject to the Option will be the exercise price specified at the beginning of this Agreement (which price shall not be less than the Fair Market Value as of the date of grant).

3.                                      Non-Statutory Stock Option. The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

4.                                      Exercise Schedule. The Option will vest and become exercisable as to the number of Shares and on the dates specified in the exercise schedule at the beginning of this Agreement. The exercise schedule will be cumulative; thus, to the extent the Option has not already been exercised and has not expired, terminated or been cancelled, the Optionee or the person otherwise entitled to exercise the Option as provided herein may at any time, and from time to time, purchase all or any portion of the Shares then purchasable under the exercise schedule.

The Option may also be exercised in full (notwithstanding the exercise schedule) under the circumstances described in Section 8 of this Agreement if it has not expired prior thereto.

5.                                      Expiration. The Option shall expire at 5:00 p.m. Central Time on the expiration date specified at the beginning of this Agreement. In no event may anyone exercise the Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.

6.                                      Procedure to Exercise Option.

Notice of Exercise. The Option may be exercised by delivering written notice of exercise to the Company at the principal executive office of the Company, to the attention of the Company’s Secretary. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising the Option. If the person exercising the Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise the Option. The Company may designate a third party to administer the option program in which case the third part may receive any required notice.

Tender of Payment. Upon giving notice of any exercise hereunder, the Optionee shall provide for payment of the purchase price of the Shares being purchased through one or a combination of the following methods:

(a)           Cash (including check, bank draft or money order);

(b)           By delivery or tender to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price of the Shares acquired upon exercise; or

(c)           By directing a broker designated by the Company to effect a broker assisted cashless exercise program to sell Shares issued on exercise of the Option having an aggregate Fair Market Value on the date of exercise equal to the purchase price of the Shares acquired upon exercise and to remit the proceeds of the such sale to the Company.

Notwithstanding the foregoing, the Optionee shall not be permitted to pay any portion of the purchase price with Shares if the Committee, in its sole discretion, determines that payment in such manner could have adverse financial accounting consequences for the Company.

Delivery of Certificates. As soon as practicable after the Company receives the notice and purchase price provided for above, it shall deliver to the person exercising the Option, in the name of such person, a certificate or certificates representing the Shares being purchased; provided, however, that the Company may deliver the Shares electronically in book-entry form. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, no certificate for Shares distributable under the Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act and the Exchange Act.

Withholding Taxes. Optionee is responsible for payment of any federal, state, local or other taxes which must be withheld upon the exercise of the Option, and Optionee must promptly pay to the Company any such taxes. The Company and its subsidiaries are authorized to deduct from any payment owed to Optionee any taxes required to be withheld with respect to the Shares, including social security and Medicare (FICA) taxes and federal, state and local income tax with respect to income arising from the exercise of the Option. The Company shall have the right to require the payment of any such taxes before issuing any Shares pursuant to an exercise of the Option. In lieu of all or any part of a cash payment, Optionee may elect to have a portion of the Shares otherwise issuable upon exercise of the Option withheld by the Company to satisfy withholding tax requirements (based on the minimum supplemental wage withholding rates) relating to the Option exercise with such Shares valued in the same manner as used in computing such withholding taxes. Any fractional share amount due relating to such tax withholding will be rounded up to the nearest whole share and the additional amount will be added to Optionee’s federal withholding.

7.                                      Termination of Employment. The Option may be exercised only while the Optionee remains employed with the Company or a parent or subsidiary thereof, and only if the Optionee has been continuously so employed since the date the Option was granted; provided that:

(a)           Except as otherwise provided below, the Option may be exercised for three months after termination of the Optionee’s employment, but only to the extent that it was exercisable immediately prior to termination of employment;

(b)           The Option may be exercised for one year after termination of the Optionee’s employment if such termination is because of death of the Optionee;

(c)           The Option may be exercised for three years after termination of the Optionee’s employment if such termination of employment is because of disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee; and

(d)           The Option may be exercised for three years after termination of the Optionee’s employment if such termination is because of the Optionee’s Retirement (as defined in the Plan and interpreted to count only full years, such that any fractional year of age or service shall be disregarded).

Notwithstanding the above, the Option may not be exercised after it has expired. In addition, the Option shall terminate immediately if Optionee is notified that Optionee’s employment is being terminated for cause. For purposes of this Agreement, the term “cause” shall mean the Optionee’s gross mismanagement or gross neglect of his or her duties which materially and adversely affects the business or affairs of the Company; the Optionee’s willful conduct which is (or which will be if continued) demonstrably and materially injurious to the Company, monetarily or otherwise; the Optionee’s fraud, misappropriation or embezzlement in connection with the Company; the Optionee’s conviction of a felony crime; or the Optionee’s willful committing of unethical acts in the course of his or her employment with the Company.

8.                                      Acceleration of Vesting. In the event of the death, disability or Retirement of the Optionee, any portion of the Option that was not previously exercisable shall become immediately exercisable in full if the Optionee shall have been continuously employed by the Company or a parent or subsidiary thereof between the date the Option was granted and the date of such death, disability or Retirement.

9.                                      Limitation on Transfer. During the lifetime of the Optionee, only the Optionee or his/her guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Notwithstanding the foregoing, the Optionee may transfer the Option, without payment or consideration from the transferee, to any one or more of the Optionee’s spouse or issue, to one or more trusts established solely for the benefit of the Optionee’s spouse or issue or to one or more partnerships in which the only partners are the Optionee’s spouse or issue. For purpose of this provision, the term “spouse” shall include a former spouse who receives a transfer pursuant to a qualified domestic relations order, and the term issue shall include a stepchild or step-grandchild. No such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company. Any such permitted transferee shall be subject to all of the terms and conditions applicable to the person transferring the Option including the terms and conditions set forth in the Plan and this Agreement.

10.                               No Shareholder Rights Before Exercise. No person shall have any of the rights of a shareholder of the Company with respect to any Share subject to the Option until the Share actually is issued to him/her upon exercise of the Option.

11.                               Discretionary Adjustment. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the board of directors of the surviving corporation) may, without the consent of the Optionee, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent inappropriate dilution or enlargement of rights of the Optionee, the number and kind of securities issuable upon exercise of the Option and the exercise price hereof.

12.                               Interpretation of this Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

13.                               Discontinuance of Employment. This Agreement shall not give the Optionee a right to continued employment with the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary employing the Optionee may terminate his/her employment at any time and otherwise deal with the Optionee without regard to the effect it may have upon him/her under this Agreement.

14.                               Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Optionee.

15.                               Choice of Law. This Agreement is entered into under the laws of the State of Illinois and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

The Optionee and the Company have executed this Agreement as of the       day of

OPTIONEE

RLI Corp.

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Its